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                                                                    EXHIBIT 99.1


SUMMARY OF RATINGS ACTIONS TAKEN BY MOODY'S ON DECEMBER 3, 2002

                                                            TO            FROM
                                                         -----------------------

UPGRADES WITH STABLE OUTLOOK
----------------------------
NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA
         Insurance financial strength                    Aa3             A2

NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA
         Insurance financial strength                    Aa3             A2

DOWNGRADES WITH STABLE OUTLOOK
------------------------------
NATIONWIDE FINANCIAL SERVICES, INC.
         Senior unsecured debt                           A3              A2
         Subordinate debt                                (P)Baa1         (P)A3
         Preferred stock                                 (P)Baa2         (P)Baa1

NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST
         Preferred stock                                 Baa1            A3

NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST II
         Preferred stock                                 Baa1            A3

NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST III
         Preferred stock                                 (P)Baa1         (P)A3

CONFIRMED WITH STABLE OUTLOOK
-----------------------------
NATIONWIDE LIFE INSURANCE COMPANY
         Insurance financial strength                    Aa3             Aa3

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
         Insurance financial strength                    Aa3             Aa3

NATIONWIDE FINANCIAL FUNDING LLC
         Senior secured debt                             Aa3             Aa3

NATIONWIDE LIFE GLOBAL FUNDING I
         Senior secured debt                             Aa3             Aa3